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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.20549
                          ---------------------------

                                    FORM 8-A

         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
         SECTION 12(B) OR 12(G) OF THE SECURITIES EXCHANGE ACT OF 1934

                           Merrill Lynch & Co., Inc.
--------------------------------------------------------------------------------
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




        Delaware                                            13-2740599
        --------                                            ----------
(STATE OF INCORPORATION OR                     (IRS employer identification no.)
       ORGANIZATION)


     World Financial Center                                  10281
         North Tower                                         -----
      250 Vesey Street                                     (ZIP CODE)
     New York, New York
     ------------------
 (Address of principal executive
            offices)

     If this form relates to the                 If this form relates to the
registration of a class of                  registration of a class of
securities pursuant to Section              securities pursuant to Section
12(b) of the Exchange Act and               12(g) of the Exchange Act and
is effective pursuant to General            is effective pursuant to General
Instruction A.(c), check the                Instruction A.(d), check the
following box. [X]                          following box. [ ]

     Securities Act registration statement file number to which this form relates: 333-59997 (if applicable).

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

                                           NAME OF EACH EXCHANGE ON WHICH EACH
TITLE OF EACH CLASS TO BE SO REGISTERED          CLASS IS TO BE REGISTERED
 ---------------------------------------          -------------------------
                                                   American Stock Exchange
       Medium-Term Notes, Series B,
       1.5% Principal Protected Notes due
       December 15, 2005 (Linked to the
       performance of the Dow Jones Euro
       STOXX 50 Index).

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                                     None
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                               (Title of Class)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The description of the general terms and provisions of the Medium-Term Notes, Series B, 1.5% Principal Protected Notes due December 15, 2005 (Linked to the performance of the Dow Jones Euro STOXX 50 Index) to be issued by Merrill Lynch & Co., Inc. set forth in the Pricing Supplement dated November 24, 1998, the Prospectus Supplement and Prospectus dated July 30, 1998, attached hereto as
Exhibit 99(a), are hereby incorporated by reference.


ITEM 2.  EXHIBITS.

     99(a) Pricing Supplement dated November 24, 1998, Prospectus Supplement and Prospectus dated July 30, 1998 (incorporated herein by reference to the Registrant's filing pursuant to Rule 424(b)).

     99(b) Form of Note for Series B, 1.5% Principal Protected Notes due December 15, 2005 (Linked to the performance of the Dow Jones Euro STOXX 50 Index).

     99(c) Copy of Indenture between Merrill Lynch & Co., Inc. and The Chase Manhattan Bank dated as of October 1, 1993.*



* Incorporated herein by reference to the Registrant's Registration Statement on Form S-3 (File No. 333-59997).

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                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        MERRILL LYNCH & CO., INC.



                                        By: /s/    Theresa Lang
                                           ----------------------------
                                                   Theresa Lang
                                                    Treasurer


December 2, 1998

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                               INDEX TO EXHIBITS


Exhibit No.                                                            Page No.
-----------                                                            --------


99(a)  Pricing Supplement dated November 24, 1998, Prospectus
       Supplement and Prospectus dated July 30, 1998 (incorporated herein by reference to the Registrant's filing pursuant to Rule 424(b)).

99(b) Form of Note for Series B, 1.5% Principal Protected Notes due December 15, 2005 (Linked to the performance of the Dow Jones Euro STOXX 50 Index).

99(c)  Copy of Indenture between Merrill Lynch & Co., Inc. and
       The Chase Manhattan Bank dated as of October 1, 1993.*



* Incorporated herein by reference to the Registrant's Registration Statement on Form S-3 (File No. 333-59997)

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